STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 09:00 AM 10/4/1999
                                                          991418706 -- 3106523


                          CERTIFICATE OF INCORPORATION
                                       OF
                      HIGH-TECH TRAVEL SERVICES CORPORATION

FIRST:   The name of the corporation is

                  HIGH-TECH TRAVEL SERVICES CORPORATION

SECOND: Its Registered Office in the State of Delaware is to be located at 30 Old Rudnick Lane, Dover, Delaware 19901 in the County of Kent. The Registered Agent in charge thereof is CorpAmerica, Inc.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The amount of the total authorized capital stock of this corporation is

                 25,000,000 shares with a par value of $.0001 each

FIFTH:   The name and mailing address of the incorporator is as follows:

                 Lenore K. Hodes, 31 Stelton Road, P.O. Box 8276.
                             Piscataway, NJ 08855

SIXTH: The directors shall have power to make and to alter or amend the By-Laws: to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this corporation.

         With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of this corporation.

         The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

         The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

         It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this Charter shall be regarded as independent objects, purposes and powers.

SEVENTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sec. 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     I, THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts herein stated are true; and that I have accordingly hereunto set my hand.

                                              /S/ Lenore K. Hodes
                                              ----------------------------
DATE: October 4, 1999                              Lenore K. Hodes

Filed by:     LEX II Services, Inc.
              31 Stelton Road
              P.O. Box 8276
              Piscataway, NJ 08855